UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2010

UNITED NATURAL FOODS, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware	000-21531	05-0376157
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
313 Iron Horse Way, Providence, RI 02908
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:   (401) 528-8634

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 31, 2010 the Board of Directors (the “Board”) of United Natural Foods, Inc., a Delaware corporation (the “Company”), elected Mary Elizabeth Burton to the Company’s Board as a Class II director.  Ms. Burton’s term will expire, along with the terms of the other Class II directors, at the Company’s next annual meeting of stockholders which is expected to be held on December 16, 2010. Concurrent with her election as a director, Ms. Burton was appointed to serve on the Audit Committee of the Board. There are no arrangements or understandings between Ms. Burton and any other persons pursuant to which she was selected as a director. Additionally, there are no transactions involving the Company and Ms. Burton that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Ms. Burton, age 58, served as Interim Chief Executive Officer of Zale Corporation, a specialty jewelry retailer, from January 2006 to July 2006 and as President and Chief Executive Officer from July 2006 to December 2007. Ms. Burton also has been the Chief Executive Officer of BB Capital, Inc., a retail advisory and management services company, since 1992. Prior directorships include Sports Authority, Inc. from 1999 to 2006, Aeropostale, Inc. from 2000 to 2006, Rent-a-Center, Inc from 2002 to 2007 and Zale Corporation from 2003 to 2007. Ms. Burton currently serves on the board of directors of Staples, Inc. a board that she has served on since 1993.

Ms. Burton will receive compensation in accordance with the Company’s existing compensation arrangements for non-employee directors, which are described under the caption “Non-employee Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on December 4, 2009, and currently include a mixture of a cash retainer, cash paid for board and committee meetings attended, in person or by telephone, and equity-based awards consisting of non-qualified stock options and restricted stock units.  Ms. Burton will also be eligible to participate in the Company’s deferred compensation plan, pursuant to which she will be permitted to defer up to 100% of her director fees and restricted stock units.  The Company has also entered into an Indemnification Agreement with Ms. Burton in substantially the form of the Form Indemnification Agreement for Directors and Officers filed by the Company as an exhibit to the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on June 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By:           /s/ Mark E. Shamber
Name:      Mark E. Shamber
Title:         Senior Vice President, Chief Financial
    Officer and Treasurer

Date:  September 7, 2010